UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 18, 2010

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Mr. Donald Kraft, Covance’s Corporate Senior Vice President, Human Resources has announced his decision to resign as an officer and from employment with the Corporation effective June 30, 2010.  On June 18, 2010 the Corporation entered into a consulting agreement with Mr. Kraft.  Under the consulting agreement, Mr. Kraft shall provide consulting services to the Corporation for a period of six months commencing July 1, 2010 during which period he shall be paid at a rate of $28,500 per month plus an amount equal to the monthly premium for COBRA continuation coverage for Mr. Kraft and his eligible dependents.  The consulting agreement is appended as Exhibit 10.1 to this current report, and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	10.1	Consulting Agreement between Covance Inc. and Donald Kraft dated as of June 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: June 23, 2010	/s/ James W. Lovett
	Name:	James W. Lovett
	Title:	Corporate Senior Vice President,
Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between Covance Inc. and Donald Kraft dated as of June 18, 2010.